As filed with the U.S. Securities and Exchange Commission on July 9, 2026

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-3324725
(State or other jurisdiction of Incorporation or organization	(I.R.S. Employer Identification No.)

8181 Arista Place, Suite 100
Broomfield, CO 80021

(833) 275-2266

(Address of principal executive offices) (Zip code)

Aclarion, Inc. 2022 Equity Incentive Plan

CFO Inducement Stock Option Award dated September 2, 2025

Commercial Director, Western US Inducement Stock Option Award dated May 6, 2026

(Full titles of the plans)

Gregory A. Gould

Chief Financial Officer

Aclarion, Inc.

8181 Arista Place, Suite 100
Broomfield, CO 80021

(833) 275-2266

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

James H. Carroll

Carroll Legal LLC

1449 Wynkoop Street

Suite 507

Denver, CO 80202

(303) 888-4859

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Aclarion, Inc. relating to 900,000 additional shares of common stock authorized to be issued pursuant to (i) the Company’s Equity Incentive Plan (as amended through June 4, 2026), and (ii) two outside-of-plan inducement stock option grants made pursuant to Nasdaq Listing Rule 5635(c)(4).

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

1

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Aclarion, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 18, 2026;
•	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 13, 2026;
•	The Company's Current Reports on Form 8-K filed on January 9, 2026, January 13, 2026, March 19, 2026, April 22, 2026, and June 4, 2026 to the extent filed and not furnished; and
•	The description of our securities contained in Exhibit 4.12 to our Annual Report on Form 10-K filed on April 9, 2025, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

2

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of the Company	8-K	04/27/2022	3.1
3.2	Certificate of Amendment dated January 3, 2024 to the Amended and Restated Certificate of Incorporation	8-K	01/04/2024	3.1
3.3	Certificate of Amendment dated January 29, 2025 to the Amended and Restated Certificate of Incorporation	8-K	01/30/2025	3.1
3.4	Certificate of Amendment dated March 26, 2025 to the Amended and Restated Certificate of Incorporation	8-K	03/28/2025	3.1
3.5	Bylaws of the Company	8-K	04/27/2022	3.2
3.6	Amendment to Bylaws dated June 12, 2024	8-K	06/18/2024	3.1
3.7	Certificate of Designation of Series D Junior Participating Preferred Stock of Aclarion, Inc., dated March 19, 2026	8-A	03/19/2026	3.1
3.8	Stockholder Rights Agreement, dated as of March 19, 2026, by and between Aclarion, Inc. and VStock Transfer, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto)	8-A	03/19/2026	4.1
5.1	Opinion of Carroll Legal LLC				X
23.1	Consent of Haynie and Company, Independent Registered Public Accounting Firm				X
23.2	Consent of Carroll Legal LLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Aclarion, Inc. 2022 Equity Incentive Plan	S-1	01-06-2022	10.4
99.2	Amendment dated June 4, 2026 to Aclarion, Inc. 2022 Equity Incentive Plan				X
99.3	Form of Stock Option Grant Notice and Stock Option Agreement under 2022 Equity Incentive Plan	S-1	01-06-2022	10.20
99.4	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2022 Equity Incentive Plan	S-1	01-06-2022	10.21
99.5	Form of Inducement Stock Option Grant Notice and Inducement Stock Option Agreement	10-Q	11/12/2025	10.26
107	Filing Fee Table				X

3

ITEM 9.	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

4

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on July 9, 2026.

ACLARION, INC.

By: /s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Gould and Brent Ness, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Ness	Chief Executive Officer and Director	July 9, 2026
Brent Ness	(Principal Executive Officer)

/s/ Gregory A. Gould	Chief Financial Officer	July 9, 2026
Gregory A. Gould	(Principal Financial and Accounting Officer)

/s/ Jeffrey Thramann	Executive Chairman and Director	July 9, 2026
Jeffrey Thramann

/s/ Stephen Deitsch	Director	July 9, 2026
Stephen Deitsch

/s/ David Neal	Director	July 9, 2026
David Neal

/s/ Amanda Williams	Director	July 9, 2026
Amanda Williams

/s/ Scott Breidbart	Director	July 9, 2026
Scott Breidbart

/s/ William Wesemann	Director	July 9, 2026
William Wesemann

1